Exhibit 15

AGREEMENT TO FILE AMENDMENT NO. 6 TO SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that this Amendment No. 6 to the Schedule 13D filed by themselves with the Securities and Exchange Commission on Monday, June 16, 2008, and any amendments thereto, may be filed in a single statement on behalf of all such undersigned persons, and further, each such undersigned person designates Robert P. Bermingham as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 16, 2008.

Dated: June 16, 2008	AEC ASSOCIATES L.L.C.

By: Yucaipa One-Stop Partners, L.P.
Its: Managing Member

	By:	/s/ Robert P. Bermingham

Name: Robert P. Bermingham
Its: Vice President and Secretary

Dated: June 16, 2008	DIGITAL ON-DEMAND, INC.

	By:	/s/ Steve Mortensen

Name: Steve Mortensen
Its: Chief Financial Officer and Secretary

Dated: June 16, 2008	YUCAIPA ONE-STOP PARTNERS, L.P.

By: Yucaipa AEC Associates, L.L.C.
Its: General Partner

	By:	/s/ Robert P. Bermingham

Name: Robert P. Bermingham
Its: Vice President and Secretary

Dated: June 16, 2008	YUCAIPA AEC ASSOCIATES, LLC

By: OA3, LLC
Its: Managing Member

	By:	/s/ Robert P. Bermingham

Name: Robert P. Bermingham
Its: Vice President and Secretary

Dated: June 16, 2008	OA3, LLC

	By:	/s/ Robert P. Bermingham

Name: Robert P. Bermingham
Its: Vice President and Secretary

Dated: June 16, 2008	RONALD W. BURKLE

	By:	/s/ Ronald W. Burkle

Ronald W. Burkle